Exhibit 99.1

News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, October 23, 2007 at 1:00 p.m. (ET), to discuss the Company’s 2007 third quarter results.
Conference call dial-in: 800/255-2466
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN REPORTS 2007 THIRD QUARTER OPERATING RESULTS
TORONTO, ONTARIO (October 23, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced quarterly financial results for the 2007 third quarter ended September 30, 2007 (all figures reported in $U.S.).
Vitran achieved net income of $3.1 million, or $0.23 per diluted share, on revenue of $171.9 million for the three-month period. As previously announced, the Company incurred a one-time, $0.3 million write-off of previously capitalized syndication costs, net of taxes, as a result of refinancing its debt with a new five-year bank syndication agreement that commenced August 1, 2007. The write-off impacted Vitran’s Q3 ’07 EPS by $0.02. In the comparable 2006 quarter, Vitran recorded net income of $4.9 million, or $0.38 per diluted share, on revenue of $121.5 million.
“We are clearly disappointed with Vitran’s third quarter results, as we came up short of our expectations due to a continuation of the highly competitive operating environment that impacted revenue growth and has put pressure on industry operating margins in recent quarters,” stated Vitran President and Chief Executive Officer Rick Gaetz. “While we are pleased with our penetration into new markets, we must improve in our core regional markets,” he continued.
“Despite the near-term economic challenges, the entire Vitran organization is focused on building our North American freight network and the solid corporate infrastructure that will be our backbone for achieving long-term growth. Our new hybrid operating system is now up and running successfully at PJAX and the Company’s operational integration is moving ahead, as planned,” concluded Mr. Gaetz.
During the nine-month period ended September 30, 2007, Vitran achieved net income of $12.0 million, or $0.88 per diluted share, on revenue of $496.2 million. The aforementioned one-time write-off of

Vitran Q3 2007, 10/23/07	page 2 of 7
previously capitalized syndication costs impacted nine-month EPS by $0.02. In the comparable nine months of 2006, the Company had net income of $14.4 million, or $1.11 per diluted share, on revenue of $360.3 million.
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment was $5.7 million, with an OR (operating ratio) of 96.2, compared to Q3 ‘06 operating income of $6.6 million and an OR of 93.6. The LTL segment achieved a 56.5 percent increase in shipments, while tonnage rose 45.1 percent, during the period — due to the acquisition of PJAX. Revenue per hundredweight increased 0.7 percent, while revenue per shipment declined 6.6 percent, on a year-over-year basis.
The Logistics segment posted income from operations of $800,000 during Q3 ‘07, and its OR was 94.2. In Q3 ’06, the logistics unit had operating income of $929,000, with an OR of 91.1. Income from operations at the Truckload segment rose to $420,000, compared to $354,000 in the year-ago quarter, and OR improved to 94.7, versus 95.7 in the prior year.
Management’s 2007 EPS Guidance
While we are clearly unhappy with 2007 third quarter results, it is now obvious that we will not meet our annual guidance of $1.60 to $1.70 per share. We expect the challenging operating environment experienced in the third quarter to continue through the fourth quarter of 2007.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to,

Vitran Q3 2007, 10/23/07	page 3 of 7
technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Additional information regarding non-GAAP measures is also included on Form 10K. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
(financial statements follow)

Vitran Q3 2007, 10/23/07	page 4 of 7
Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Sept. 30, 2007	Dec. 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,819	$1,454
Accounts receivable	81,419	66,051
Inventory, deposits and prepaid expenses	10,122	10,796
Income tax receivable	1,481	—
Deferred income taxes	3,776	1,720

	100,617	80,021

Property and equipment	163,195	145,129
Intangible assets	14,205	15,888
Goodwill	119,811	117,146
Other	—	150

	$397,828	$358,334

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$75,650	$67,916
Income and other taxes payable	—	1,275
Current portion of long-term debt	16,919	15,724

	92,569	84,915

Long-term debt	103,263	93,139
Other	3,003	—
Deferred income taxes	9,547	6,983

Shareholders’ equity:
Common shares	77,484	76,913
Additional paid-in capital	2,159	1,607
Retained earnings	102,974	90,933
Accumulated other comprehensive income	6,829	3,844

	189,446	173,297

	$397,828	$358,334

(Statements of Income follows)

Vitran Q3 2007, 10/23/07	page 5 of 7
Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three Months		Nine Months
	Ended Sept. 30,		Ended Sept. 30,

	2007	2006	2007	2006
Revenues	$171,927	$121,512	$496,207	$360,280
Operating expenses	145,457	101,189	414,693	299,617
Selling, general and administrative expenses	15,633	11,195	46,015	33,675
Other income	(53)	(248)	(125)	(404)
Depreciation and amortization expense	5,321	2,579	15,375	7,495

	166,358	114,715	475,958	340,383

Income from operations before undernoted	5,569	6,797	20,249	19,897

Interest expense, net	2,325	274	6,504	621

Income from operations before income taxes	3,244	6,523	13,745	19,276

Income taxes	123	1,638	1,704	4,992

Net income from continuing operations	$3,121	$4,885	$12,041	$14,284

Cumulative effect of change in accounting principle	—	—	—	141

Net income	$3,121	$4,885	$12,041	$14,425

Income per share:

Basic
Net income from continuing operations	$0.23	$0.38	$0.89	$1.12

Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$0.23	$0.38	$0.89	$1.13

Diluted
Net income from continuing operations	$0.23	$0.38	$0.88	$1.10

Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$0.23	$0.38	$0.88	$1.11

Weighted average shares outstanding
Basic	13,475,685	12,744,936	13,459,180	12,710,225

Diluted	13,668,819	12,966,835	13,660,723	12,956,661

(Statements of Cash Flows follows)

Vitran Q3 2007, 10/23/07	page 6 of 7
VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands of United States dollars, US GAAP)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Cash provided by (used in):
Operations:
Net income	$3,121	$4,885	$12,041	$14,425
Items not involving cash from operations:
Cumulative effect of change in accounting principle	—	—	—	(141)
Depreciation and amortization expense	5,321	2,579	15,375	7,495
Deferred income taxes	(2,608)	1,019	(13)	1,591
Share-based compensation expense	261	218	720	627
Gain on sale of property and equipment	(53)	(248)	(125)	(404)
Change in non-cash working capital components	4,461	551	(1,302)	997

	10,503	9,004	26,696	24,590

Investments:
Purchase of property and equipment	(5,458)	(9,216)	(16,878)	(20,745)
Proceeds on sale of property and equipment	74	509	312	2,063
Additional payment due to acquisition of subsidiary	—	—	(6,921)	—
Acquisition of business assets	—	—	—	(2,251)

	(5,384)	(8,707)	(23,487)	(20,933)

Financing:
Change in revolving credit facility	3,468	18,015	13,590	15,030
Proceeds from long-term debt		70,500		70,500
Repayment of long-term debt	(2,255)	(9)	(6,765)	(1,961)
Financing costs	(642)	—	(642)	—
Repayment of capital leases	(1,858)	—	(5,172)	—
Issue of common shares upon exercise of stock options	196	—	403	479

	(1,091)	88,506	1,414	84,048

Effect of translation adjustment on cash	(1,256)	87	(2,258)	(90)

Increase (decrease) in cash position	2,772	88,890	2,365	87,615
Cash position, beginning of period	1,047	13,317	1,454	14,592

Cash position, end of period	$3,819	$102,207	$3,819	$102,207

Change in non-cash working capital components:
Accounts receivable	$(2,004)	$(240)	$(15,368)	$(6,669)
Inventory, deposits and prepaid expenses	233	(2,129)	1,316	(503)
Income and other taxes receivable/payable	2,866	495	(3,121)	593
Other liabilities	300	—	2,389	—
Accounts payable and accrued liabilities	3,066	2,425	13,482	7,576

	$4,461	$551	$(1,302)	$997

Supplemental cash flow information

Capital lease additions	$4,561	$—	$8,301	$—
(additional financial information follows)

Vitran Q3 2007, 10/23/07	page 7 of 7
Supplementary Segmented Financial Information
(000’s of $U.S.) (Unaudited)

For the quarter ended				For the quarter ended
Sept. 30, 2007				Sept. 30, 2006

		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%
LTL	150,283	5,687	96.2	LTL	102,858	6,585	93.6
LOG	13,690	800	94.2	LOG	10,419	929	91.1
TL	7,954	420	94.7	TL	8,235	354	95.7

For the nine months				For the nine months
ended Sept. 30, 2007				ended Sept. 30, 2006

		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%
LTL	437,055	20,920	95.2	LTL	305,494	19,692	93.6
LOG	34,579	1,976	94.3	LOG	30,082	2,081	93.1
TL	24,573	1,119	95.4	TL	24,704	1,294	94.8

LTL SEGMENT — Statistical Information
(Unaudited)

Combined LTL (in US$)	LTL Division	Q. vs, Q. % change

3rd Quarter 2007
Revenue ($000’s)	$150,283	46.1%
No. of Shipments	1,032,178	56.5%
Weight (000’s lbs)	1,529,573	45.1%
Revenue per shipment	$145.60	-6.6%
Revenue per CWT	$9.83	0.7%

Year-to-date		9 mo. vs. 9 mo. % change

Revenue ($000’s)	$437,055	43.1%
No. of Shipments	3,071,284	52.7%
Weight (000’s lbs)	4,553,748	42.4%
Revenue per shipment	$142.30	-6.3%
Revenue per CWT	$9.60	0.5%

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